November 6, 2013

Re:    2013 District-Wide Independent Director Election Results

Dear Michigan Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2012 district-wide election of independent directors. The independent directors’ terms will begin on January 1, 2013, and expire as noted below.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	188
Number of Michigan members eligible to vote	223
Total members eligible to vote	411
Number of Indiana members casting votes	81
Number of Michigan members casting votes	86
Total members casting votes	167
Total eligible votes for each directorship	4,160,019
Independent Director Candidates	City, State	Term Ends	Votes Received
*Michael J. Hannigan, Jr. President The Hannigan Company	Carmel, IN	December 31, 2017	1,708,424
* James L. Logue III Chief Operating Officer Great Lakes Capital Fund	Lansing, MI	December 31, 2017	1,804,511
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary